As filed with the Securities and Exchange Commission on January 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIACELL THERAPEUTICS CORP.

(Exact name of Registrant as specified in its charter)

British Columbia	2834	47-1099599
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

Suite 300 - 235 15th Street

West Vancouver, BC V7T 2X1

(604) 921-1810

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. William V. Williams

Chief Executive Officer

Suite 300 - 235 15th Street

West Vancouver, BC V7T 2X1, Canada

(604) 921-1810

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700	Virgil Hlus, Esq. Andrew Stewart, Esq. Cozen O’Connor LLP Bentall 5, 550 Burrard Street, Suite 2501 Vancouver, BC V6C 2B5, Canada Telephone: (604) 674-9170

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-292388

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

BriaCell Therapeutics Corp. (the “Company”) is filing this Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-292388) filed by the Company with the SEC on December 23, 2025, including the exhibits thereto, are incorporated herein by reference.

We are filing this Registration Statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $11,562,500.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Number	Description
5.1	Opinion of Bennett Jones LLP
5.2	Opinion of Sichenzia Ross Ference Carmel LLP
23.1	Consent of MNP LLP
23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1)
23.3	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2)
107	Filing Fee Table

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Vancouver, British Columbia on January 13, 2026.

BRIACELL THERAPEUTICS CORP.
(Registrant)

By:	/s/ William V. Williams
Dr. William V. Williams
President, Chief Executive Officer and Chairman
(Principal Executive Officer)

By:	/s/ Gadi Levin
Gadi Levin
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dr. William V. Williams	President, Chief Executive Officer and Chairman	January 13, 2026
Dr. William V. Williams	(Principal Executive Officer)

/s/ Gadi Levin	Chief Financial Officer	January 13, 2026
Gadi Levin	(Principal Financial and Accounting Officer)

/s/ Jamieson Bondarenko	Chairman, Director	January 13, 2026
Jamieson Bondarenko

/s/ Dr. Rebecca Taub	Director	January 13, 2026
Dr. Rebecca Taub

/s/ Vaughn C. Embro-Pantalony	Director	January 13, 2026
Vaughn C. Embro-Pantalony

/s/ Martin Schmieg	Director	January 13, 2026
Martin Schmieg

/s/ Dr. Jane Gross	Director	January 13, 2026
Dr. Jane Gross